Exhibit 99.1

For Immediate Release

For more information:

Jefferson Harralson

Chief Financial Officer

(864) 240-6208

Jefferson_Harralson@ucbi.com

United Community Banks, Inc. Reports First Quarter Earnings

Growth, Margin Expansion, and Disciplined Expense Control Drive Results

GREENVILLE, SC – April 22, 2025 – United Community Banks, Inc. (NYSE: UCB) (United) today announced net income for the first quarter of 2025 of $71.4 million and pre-tax, pre-provision income of $106.6 million. Diluted earnings per share of $0.58 for the quarter represented an increase of $0.07 from the first quarter a year ago and a decrease of $0.03 from the fourth quarter of 2024.

On an operating basis, United’s diluted earnings per share of $0.59 were up 13% from the year-ago quarter. The primary drivers of the increased earnings per share year-over-year were higher net interest income and lower noninterest expenses, partly offset by lower noninterest income and a higher provision for credit losses.

United’s return on assets was 1.02%, or 1.04% on an operating basis. Return on common equity was 7.9%, and return on tangible common equity on an operating basis was 11.2%. On a pre-tax, pre-provision basis, operating return on assets was 1.55% for the quarter. At quarter-end, tangible common equity to tangible assets was 9.18%, up 21 basis points from the fourth quarter of 2024.

Chairman and CEO Lynn Harton stated, “The first quarter was a strong start to the year. Our teams delivered solid loan and deposit growth in what has typically been a seasonally weak quarter. Loans grew by $249 million, or 5.6% annualized, and customer deposits increased $309 million, or 5.4% annualized. Our net interest margin expanded by 10 basis points, helping us to grow net interest income by $1.7 million from the fourth quarter, despite two fewer accruing days. Credit quality remained stable, with first quarter net charge-offs holding steady at 0.21% of average loans. Our provision for credit losses increased by $4.0 million from the fourth quarter, covering first quarter net charge-offs as well as loan growth, slightly increasing our allowance for credit losses to 1.21% of loans, up from 1.20% on December 31, 2024. Expenses improved on an absolute basis from both the fourth and first quarters of 2024, reflecting our ongoing efforts to control costs.”

Harton continued, “We are particularly excited that our bankers were recognized once again by J.D. Power as #1 in Customer Satisfaction in the Southeast, along with #1 in Trust and #1 in People. This year marks our 75th anniversary, and we’re off to a strong start. I’m proud to make this milestone meaningful for our customers, employees, and shareholders. We’re also excited to continue growing our presence in Florida with the recent announcement of our planned acquisition of American National Bank, headquartered in Oakland Park. This expansion will strengthen our footprint in the fast-growing South Florida market. Our teams have been collaborating closely for several months, and we expect to close the transaction on May 1.”

United’s net interest margin increased 10 basis points to 3.36% from the fourth quarter. The average yield on interest-earning assets was down four basis points to 5.29%, while the cost of interest-bearing liabilities decreased 19 basis points, leading to a 15-basis-point increase in the net interest spread. The 10-basis-point increase in net interest margin reflects progress in lowering the cost of funds through reduction in deposit rates and redemption of debt instruments, and to a lesser extent, the seasonal outflow of higher-priced public funds deposits.

Net charge-offs were $9.6 million, or 0.21% of average loans, during the quarter, equal to the fourth quarter of 2024. Nonperforming assets were 33 basis points relative to total assets, improved from 42 basis points for the fourth quarter.

First Quarter 2025 Financial Highlights:

•	EPS up $0.07 compared to first quarter 2024 on a GAAP basis and up $0.07, or 13%, on an operating basis; EPS down $0.03 compared to the fourth quarter on a GAAP basis and down $0.04, or 6%, on an operating basis
•	Total revenue improved $8.9 million, or 3.7%, year-over-year
•	Net interest margin of 3.36% increased by 10 basis points from the fourth quarter, reflecting a lower cost of funds
•	Loan production of $2.0 billion led to loan growth of $249 million, up 5.6% annualized, from the fourth quarter
•	Customer deposits were up $309 million from the fourth quarter, with most of the growth in money market deposits
•	Noninterest income was down $4.9 million on a linked quarter basis mostly due to the absence of unusual fourth quarter gains in the form of a mortgage servicing right write-up and other unusual gains
•	Mortgage closings of $187 million compared to $171 million a year ago; mortgage rate locks of $330 million compared to $260 million a year ago
•	Noninterest expenses improved $2.0 million compared to the fourth quarter on a GAAP basis and down $1.1 million on an operating basis
•	Efficiency ratio of 56.7%, or 56.2% on an operating basis
•	Net income of $71.4 million and pre-tax, pre-provision income of $106.6 million
•	Return on assets of 1.02%, or 1.04% on an operating basis
•	Pre-tax, pre-provision return on assets of 1.55% on an operating basis
•	Return on common equity of 7.9%
•	Return on tangible common equity of 11.2% on an operating basis
•	Provision for credit losses was $15.4 million; allowance for credit losses coverage up slightly to 1.21% of total loans
•	Net charge-offs of $9.6 million, or 21 basis points as a percent of average loans
•	Nonperforming assets improved $22 million from December 31, 2024, to 0.33% of total assets
•	Maintained robust capital ratios with preliminary Common Equity Tier 1 increasing to 13.3%
•	Quarterly common dividend of $0.24 per share declared during the quarter, up 4% year-over-year

Conference Call

United will hold a conference call on Tuesday, April 22 at 9:00 a.m. ET to discuss the contents of this press release and to share business highlights for the quarter. Participants can pre-register for the conference call by navigating to https://dpregister.com/sreg/10198403/fed7e1f137. Those without internet access or unable to pre-register may dial in by calling 1-844-676-1337. Participants are encouraged to dial in 15 minutes prior to the call start time. The conference call also will be webcast and can be accessed by selecting “Events and Presentations” under “News and Events” within the Investor Relations section of the company's website, ucbi.com.

UNITED COMMUNITY BANKS, INC.
Selected Financial Information
(in thousands, except per share data)

	2025	2024				First Quarter
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	2025 - 2024 Change
INCOME SUMMARY
Interest revenue	$335,357	$344,962	$349,086	$346,965	$336,728
Interest expense	123,336	134,629	139,900	138,265	137,579
Net interest revenue	212,021	210,333	209,186	208,700	199,149	6%
Noninterest income	35,656	40,522	8,091	36,556	39,587	(10)
Total revenue	247,677	250,855	217,277	245,256	238,736	4
Provision for credit losses	15,419	11,389	14,428	12,235	12,899
Noninterest expenses	141,099	143,056	143,065	147,044	145,002	(3)
Income before income tax expense	91,159	96,410	59,784	85,977	80,835	13
Income tax expense	19,746	20,606	12,437	19,362	18,204	8
Net income	71,413	75,804	47,347	66,615	62,631	14
Non-operating items	1,297	2,203	29,385	6,493	2,187
Income tax benefit of non-operating items	(281)	(471)	(6,276)	(1,462)	(493)
Net income - operating (1)	$72,429	$77,536	$70,456	$71,646	$64,325	13
Pre-tax pre-provision income (5)	$106,578	$107,799	$74,212	$98,212	$93,734	14
PERFORMANCE MEASURES
Per common share:
Diluted net income - GAAP	$0.58	$0.61	$0.38	$0.54	$0.51	14
Diluted net income - operating (1)	0.59	0.63	0.57	0.58	0.52	13
Cash dividends declared	0.24	0.24	0.24	0.23	0.23	4
Book value	28.42	27.87	27.68	27.18	26.83	6
Tangible book value (3)	20.58	20.00	19.66	19.13	18.71	10
Key performance ratios:
Return on common equity - GAAP (2)(4)	7.89%	8.40%	5.20%	7.53%	7.14%
Return on common equity - operating (1)(2)(4)	8.01	8.60	7.82	8.12	7.34
Return on tangible common equity - operating (1)(2)(3)(4)	11.21	12.12	11.17	11.68	10.68
Return on assets - GAAP (4)	1.02	1.06	0.67	0.97	0.90
Return on assets - operating (1)(4)	1.04	1.08	1.01	1.04	0.93
Return on assets - pre-tax pre-provision, excluding non-operating items(1)(4)(5)	1.55	1.55	1.50	1.54	1.40
Net interest margin (fully taxable equivalent) (4)	3.36	3.26	3.33	3.37	3.20
Efficiency ratio - GAAP	56.74	56.05	65.51	59.70	60.47
Efficiency ratio - operating (1)	56.22	55.18	57.37	57.06	59.15
Equity to total assets	12.56	12.38	12.45	12.35	12.06
Tangible common equity to tangible assets (3)	9.18	8.97	8.93	8.78	8.49
ASSET QUALITY
Nonperforming assets ("NPAs")	$93,290	$115,635	$114,960	$116,722	$107,230	(13)
Allowance for credit losses - loans	211,974	206,998	205,290	213,022	210,934	—
Allowance for credit losses - total	223,201	217,389	215,517	224,740	224,119	—
Net charge-offs	9,607	9,517	23,651	11,614	12,908
Allowance for credit losses - loans to loans	1.15%	1.14%	1.14%	1.17%	1.15%
Allowance for credit losses - total to loans	1.21	1.20	1.20	1.23	1.22
Net charge-offs to average loans (4)	0.21	0.21	0.52	0.26	0.28
NPAs to total assets	0.33	0.42	0.42	0.43	0.39
AT PERIOD END ($ in millions)
Loans	$18,425	$18,176	$17,964	$18,211	$18,375	—
Investment securities	6,661	6,804	6,425	6,038	5,859	14
Total assets	27,874	27,720	27,373	27,057	27,365	2
Deposits	23,762	23,461	23,253	22,982	23,332	2
Shareholders’ equity	3,501	3,432	3,407	3,343	3,300	6
Common shares outstanding (thousands)	119,514	119,364	119,283	119,175	119,137	—

(1) Excludes non-operating items as detailed on Non-GAAP Performance Measures Reconciliation on next page. (2) Net income less preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss). (3) Excludes effect of acquisition related intangibles and associated amortization. (4) Annualized. (5) Excludes income tax expense and provision for credit losses.

UNITED COMMUNITY BANKS, INC.
Non-GAAP Performance Measures Reconciliation
(in thousands, except per share data)

	2025	2024
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Noninterest income reconciliation
Noninterest income (GAAP)	$35,656	$40,522	$8,091	$36,556	$39,587
Loss on sale of manufactured housing loans	—	—	27,209	—	—
Gain on lease termination	—	—	—	—	(2,400)
Noninterest income - operating	$35,656	$40,522	$35,300	$36,556	$37,187

Noninterest expense reconciliation
Noninterest expenses (GAAP)	$141,099	$143,056	$143,065	$147,044	$145,002
Loss on FinTrust (goodwill impairment)	—	—	—	(5,100)	—
FDIC special assessment	—	—	—	764	(2,500)
Merger-related and other charges	(1,297)	(2,203)	(2,176)	(2,157)	(2,087)
Noninterest expenses - operating	$139,802	$140,853	$140,889	$140,551	$140,415

Net income to operating income reconciliation
Net income (GAAP)	$71,413	$75,804	$47,347	$66,615	$62,631
Loss on sale of manufactured housing loans	—	—	27,209	—	—
Gain on lease termination	—	—	—	—	(2,400)
Loss on FinTrust (goodwill impairment)	—	—	—	5,100	—
FDIC special assessment	—	—	—	(764)	2,500
Merger-related and other charges	1,297	2,203	2,176	2,157	2,087
Income tax benefit of non-operating items	(281)	(471)	(6,276)	(1,462)	(493)
Net income - operating	$72,429	$77,536	$70,456	$71,646	$64,325

Net income to pre-tax pre-provision income reconciliation
Net income (GAAP)	$71,413	$75,804	$47,347	$66,615	$62,631
Income tax expense	19,746	20,606	12,437	19,362	18,204
Provision for credit losses	15,419	11,389	14,428	12,235	12,899
Pre-tax pre-provision income	$106,578	$107,799	$74,212	$98,212	$93,734

Diluted income per common share reconciliation
Diluted income per common share (GAAP)	$0.58	$0.61	$0.38	$0.54	$0.51
Loss on sale of manufactured housing loans	—	—	0.18	—	—
Gain on lease termination	—	—	—	—	(0.02)
Loss on FinTrust (goodwill impairment)	—	—	—	0.03	—
FDIC special assessment	—	—	—	—	0.02
Merger-related and other charges	0.01	0.02	0.01	0.01	0.01
Diluted income per common share - operating	$0.59	$0.63	$0.57	$0.58	$0.52

Book value per common share reconciliation
Book value per common share (GAAP)	$28.42	$27.87	$27.68	$27.18	$26.83
Effect of goodwill and other intangibles	(7.84)	(7.87)	(8.02)	(8.05)	(8.12)
Tangible book value per common share	$20.58	$20.00	$19.66	$19.13	$18.71

Return on tangible common equity reconciliation
Return on common equity (GAAP)	7.89%	8.40%	5.20%	7.53%	7.14%
Loss on sale of manufactured housing loans	—	—	2.43	—	—
Gain on lease termination	—	—	—	—	(0.22)
Loss on FinTrust (goodwill impairment)	—	—	—	0.46	—
FDIC special assessment	—	—	—	(0.07)	0.23
Merger-related and other charges	0.12	0.20	0.19	0.20	0.19
Return on common equity - operating	8.01	8.60	7.82	8.12	7.34
Effect of goodwill and other intangibles	3.20	3.52	3.35	3.56	3.34
Return on tangible common equity - operating	11.21%	12.12%	11.17%	11.68%	10.68%

Return on assets reconciliation
Return on assets (GAAP)	1.02%	1.06%	0.67%	0.97%	0.90%
Loss on sale of manufactured housing loans	—	—	0.31	—	—
Gain on lease termination	—	—	—	—	(0.03)
Loss on FinTrust (goodwill impairment)	—	—	—	0.06	—
FDIC special assessment	—	—	—	(0.01)	0.03
Merger-related and other charges	0.02	0.02	0.03	0.02	0.03
Return on assets - operating	1.04%	1.08%	1.01%	1.04%	0.93%

Return on assets to return on assets- pre-tax pre-provision reconciliation
Return on assets (GAAP)	1.02%	1.06%	0.67%	0.97%	0.90%
Income tax expense	0.29	0.30	0.19	0.29	0.27
Provision for credit losses	0.23	0.16	0.21	0.18	0.19

UNITED COMMUNITY BANKS, INC.
Non-GAAP Performance Measures Reconciliation
(in thousands, except per share data)

	2025	2024
	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Loss on sale of manufactured housing loans	—	—	0.40	—	—
Gain on lease termination	—	—	—	—	(0.04)
Loss on FinTrust (goodwill impairment)	—	—	—	0.08	—
FDIC special assessment	—	—	—	(0.01)	0.04
Merger-related and other charges	0.01	0.03	0.03	0.03	0.04
Return on assets - pre-tax pre-provision - operating	1.55%	1.55%	1.50%	1.54%	1.40%

Efficiency ratio reconciliation
Efficiency ratio (GAAP)	56.74%	56.05%	65.51%	59.70%	60.47%
Loss on sale of manufactured housing loans	—	—	(7.15)	—	—
Gain on lease termination	—	—	—	—	0.60
Loss on FinTrust (goodwill impairment)	—	—	—	(2.07)	—
FDIC special assessment	—	—	—	0.31	(1.05)
Merger-related and other charges	(0.52)	(0.87)	(0.99)	(0.88)	(0.87)
Efficiency ratio - operating	56.22%	55.18%	57.37%	57.06%	59.15%

Tangible common equity to tangible assets reconciliation
Equity to total assets (GAAP)	12.56%	12.38%	12.45%	12.35%	12.06%
Effect of goodwill and other intangibles	(3.06)	(3.09)	(3.20)	(3.24)	(3.25)
Effect of preferred equity	(0.32)	(0.32)	(0.32)	(0.33)	(0.32)
Tangible common equity to tangible assets	9.18%	8.97%	8.93%	8.78%	8.49%

UNITED COMMUNITY BANKS, INC.
Loan Portfolio Composition at Period-End

	2025	2024				Linked	Year over
(in millions)	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Quarter Change	Year Change
LOANS BY CATEGORY
Owner occupied commercial RE	$3,419	$3,398	$3,323	$3,297	$3,310	$21	$109
Income producing commercial RE	4,416	4,361	4,259	4,058	4,206	55	210
Commercial & industrial	2,506	2,428	2,313	2,299	2,405	78	101
Commercial construction	1,681	1,656	1,785	2,014	1,936	25	(255)
Equipment financing	1,723	1,663	1,603	1,581	1,544	60	179
Total commercial	13,745	13,506	13,283	13,249	13,401	239	344
Residential mortgage	3,218	3,232	3,263	3,266	3,240	(14)	(22)
Home equity	1,099	1,065	1,015	985	969	34	130
Residential construction	171	178	189	211	257	(7)	(86)
Manufactured housing (1)	—	2	2	321	328	(2)	(328)
Consumer	183	186	188	183	180	(3)	3
Other	9	7	24	(4)	—	2	9
Total loans	$18,425	$18,176	$17,964	$18,211	$18,375	$249	$50

LOANS BY MARKET
Georgia	$4,484	$4,447	$4,470	$4,411	$4,356	$37	$128
South Carolina	2,821	2,815	2,782	2,779	2,804	6	17
North Carolina	2,666	2,644	2,586	2,591	2,566	22	100
Tennessee	1,880	1,799	1,848	2,144	2,209	81	(329)
Florida	2,572	2,527	2,423	2,407	2,443	45	129
Alabama	1,009	996	996	1,021	1,068	13	(59)
Commercial Banking Solutions	2,993	2,948	2,859	2,858	2,929	45	64
Total loans	$18,425	$18,176	$17,964	$18,211	$18,375	$249	$50

(1) At March 31, 2025, manufactured housing loans are included with consumer loans.

UNITED COMMUNITY BANKS, INC.
Credit Quality
(in thousands)

	2025	2024
	First Quarter	Fourth Quarter	Third Quarter
NONACCRUAL LOANS
Owner occupied RE	$8,949	$11,674	$7,783
Income producing RE	16,536	25,357	31,222
Commercial & industrial	22,396	29,339	28,856
Commercial construction	5,558	7,400	7,356
Equipment financing	8,818	8,925	9,123
Total commercial	62,257	82,695	84,340
Residential mortgage	22,756	24,615	21,851
Home equity	4,091	4,630	4,111
Residential construction	811	57	118
Manufactured housing (2)	—	1,444	1,808
Consumer	1,423	138	152
Total nonaccrual loans	91,338	113,579	112,380
OREO and repossessed assets	1,952	2,056	2,580
Total NPAs	$93,290	$115,635	$114,960

	2025		2024
	First Quarter		Fourth Quarter		Third Quarter
(in thousands)	Net Charge-Offs	Net Charge-Offs to Average Loans (1)	Net Charge-Offs	Net Charge-Offs to Average Loans (1)	Net Charge-Offs	Net Charge-Offs to Average Loans (1)
NET CHARGE-OFFS (RECOVERIES) BY CATEGORY
Owner occupied RE	$126	0.02%	$(184)	(0.02)%	$(184)	(0.02)%
Income producing RE	718	0.07	(1,001)	(0.09)	1,409	0.13
Commercial & industrial	2,447	0.40	4,075	0.69	4,577	0.79
Commercial construction	(138)	(0.03)	2	—	36	0.01
Equipment financing	5,042	1.21	5,812	1.43	5,268	1.32
Total commercial	8,195	0.24	8,704	0.26	11,106	0.33
Residential mortgage	(1)	—	145	0.02	32	—
Home equity	(62)	(0.02)	(33)	(0.01)	36	0.01
Residential construction	219	0.51	7	0.02	111	0.22
Manufactured housing (2)	—	—	114	23.41	11,556	28.51
Consumer	1,256	2.76	580	1.24	810	1.74
Total	$9,607	0.21	$9,517	0.21	$23,651	0.52

(1)  Annualized.

(2)  At March 31, 2025, manufactured housing loans are included with consumer loans.

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	March 31, 2025	December 31, 2024
ASSETS
Cash and due from banks	$198,287	$296,161
Interest-bearing deposits in banks	438,425	223,712
Cash and cash equivalents	636,712	519,873
Debt securities available-for-sale	4,322,644	4,436,291
Debt securities held-to-maturity (fair value $1,952,235 and $1,944,126, respectively)	2,338,571	2,368,107
Loans held for sale	37,344	57,534
Loans and leases held for investment	18,425,365	18,175,980
Less allowance for credit losses - loans and leases	(211,974)	(206,998)
Loans and leases, net	18,213,391	17,968,982
Premises and equipment, net	391,020	394,264
Bank owned life insurance	346,410	346,234
Goodwill and other intangible assets, net	953,357	956,643
Other assets	634,269	672,330
Total assets	$27,873,718	$27,720,258
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$6,257,032	$6,211,182
NOW and interest-bearing demand	6,155,141	6,141,342
Money market	6,637,506	6,398,144
Savings	1,105,374	1,100,591
Time	3,446,567	3,441,424
Brokered	160,785	168,292
Total deposits	23,762,405	23,460,975
Short-term borrowings	—	195,000
Long-term debt	254,287	254,152
Accrued expenses and other liabilities	356,130	378,004
Total liabilities	24,372,822	24,288,131
Shareholders' equity:
Preferred stock; $1 par value; 10,000,000 shares authorized; 3,662 shares Series I issued and outstanding; $25,000 per share liquidation preference	88,266	88,266
Common stock, $1 par value; 200,000,000 shares authorized, 119,514,298 and 119,364,110 shares issued and outstanding, respectively	119,514	119,364
Common stock issuable; 584,083 and 600,168 shares, respectively	12,983	12,999
Capital surplus	2,711,721	2,710,279
Retained earnings	754,971	714,138
Accumulated other comprehensive loss	(186,559)	(212,919)
Total shareholders' equity	3,500,896	3,432,127
Total liabilities and shareholders' equity	$27,873,718	$27,720,258

UNITED COMMUNITY BANKS, INC.
Consolidated Statements of Income (Unaudited)

	Three Months Ended March 31,
(in thousands, except per share data)	2025	2024
Interest revenue:
Loans, including fees	$274,056	$283,983
Investment securities, including tax exempt of $1,678 and $1,721, respectively	58,850	46,436
Deposits in banks and short-term investments	2,451	6,309
Total interest revenue	335,357	336,728

Interest expense:
Deposits:
NOW and interest-bearing demand	37,390	46,211
Money market	49,541	50,478
Savings	624	706
Time	31,379	36,389
Deposits	118,934	133,784
Short-term borrowings	1,107	—
Federal Home Loan Bank advances	433	—
Long-term debt	2,862	3,795
Total interest expense	123,336	137,579
Net interest revenue	212,021	199,149

Noninterest income:
Service charges and fees	9,535	9,264
Mortgage loan gains and other related fees	6,122	7,511
Wealth management fees	4,465	6,313
Net gains from sales of other loans	1,396	1,537
Lending and loan servicing fees	4,165	4,210
Securities gains, net	6	—
Other	9,967	10,752
Total noninterest income	35,656	39,587

Provision for credit losses	15,419	12,899

Noninterest expenses:
Salaries and employee benefits	84,267	84,985
Communications and equipment	13,699	11,920
Occupancy	10,929	11,099
Advertising and public relations	1,881	1,901
Postage, printing and supplies	2,561	2,648
Professional fees	5,931	5,988
Lending and loan servicing expense	1,987	1,827
Outside services - electronic banking	2,763	2,918
FDIC assessments and other regulatory charges	4,642	7,566
Amortization of intangibles	3,286	3,887
Merger-related and other charges	1,297	2,087
Other	7,856	8,176
Total noninterest expenses	141,099	145,002
Income before income taxes	91,159	80,835
Income tax expense	19,746	18,204
Net income	71,413	62,631
Preferred stock dividends	1,573	1,573
Earnings allocated to participating securities	411	345
Net income available to common shareholders	$69,429	$60,713

Net income per common share:
Basic	$0.58	$0.51
Diluted	0.58	0.51
Weighted average common shares outstanding:
Basic	120,043	119,662
Diluted	120,201	119,743

UNITED COMMUNITY BANKS, INC.
Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended March 31,

	2025			2024
(dollars in thousands, fully taxable equivalent (FTE))	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$18,213,501	$273,930	6.10%	$18,299,739	$283,960	6.24%
Taxable securities (3)	6,737,658	57,172	3.39	5,828,391	44,715	3.07
Tax-exempt securities (FTE) (1)(3)	356,712	2,245	2.52	366,350	2,311	2.52
Federal funds sold and other interest-earning assets	400,592	3,001	3.04	674,594	6,805	4.06
Total interest-earning assets (FTE)	25,708,463	336,348	5.29	25,169,074	337,791	5.39

Noninterest-earning assets:
Allowance for credit losses	(210,169)			(212,996)
Cash and due from banks	219,540			221,203
Premises and equipment	396,443			386,021
Other assets (3)	1,610,104			1,618,315
Total assets	$27,724,381			$27,181,617

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW and interest-bearing demand	$6,134,004	37,390	2.47	$6,078,090	46,211	3.06
Money market	6,583,963	49,541	3.05	5,864,217	50,478	3.46
Savings	1,096,308	624	0.23	1,192,828	706	0.24
Time	3,446,048	30,831	3.63	3,596,486	35,944	4.02
Brokered time deposits	50,447	548	4.41	50,343	445	3.56
Total interest-bearing deposits	17,310,770	118,934	2.79	16,781,964	133,784	3.21
Federal funds purchased and other borrowings	80,760	1,107	5.56	13	—	—
Federal Home Loan Bank advances	38,900	433	4.51	4	—	—
Long-term debt	254,220	2,862	4.57	324,838	3,795	4.70
Total borrowed funds	373,880	4,402	4.77	324,855	3,795	4.70
Total interest-bearing liabilities	17,684,650	123,336	2.83	17,106,819	137,579	3.23

Noninterest-bearing liabilities:
Noninterest-bearing deposits	6,194,217			6,398,079
Other liabilities	369,939			390,451
Total liabilities	24,248,806			23,895,349
Shareholders' equity	3,475,575			3,286,268
Total liabilities and shareholders' equity	$27,724,381			$27,181,617

Net interest revenue (FTE)		$213,012			$200,212
Net interest-rate spread (FTE)			2.46%			2.16%
Net interest margin (FTE) (4)			3.36%			3.20%

(1)	Interest revenue on tax-exempt securities and loans includes a taxable-equivalent adjustment to reflect comparable interest on taxable securities and loans. The FTE adjustment totaled $991,000 and $1.06 million, respectively, for the three months ended March 31, 2025 and 2024. The tax rate used to calculate the adjustment was 26%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans on which the accrual of interest has been discontinued and loans that are held for sale.
(3)	Unrealized gains and losses on AFS securities, including those related to the transfer from AFS to HTM, have been reclassified to other assets. Pretax unrealized losses of $269 million in 2025 and $322 million in 2024 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net interest revenue divided by average interest-earning assets.

About United Community Banks, Inc.

United Community Banks, Inc. (NYSE: UCB) is the financial holding company for United Community, a top 100 U.S. financial institution committed to building stronger communities and improving the financial health and well-being of its customers. United Community offers a full range of banking, mortgage and wealth management services. As of March 31, 2025, United Community Banks, Inc. had $27.9 billion in assets and operated 200 offices across Alabama, Florida, Georgia, North Carolina, South Carolina and Tennessee. The company also manages a nationally recognized SBA lending franchise and a national equipment finance subsidiary, extending its reach to businesses across the country. United is an 11-time winner of J.D. Power’s award for highest customer satisfaction among consumer banks in the Southeast and was named the most trusted bank in the region in 2025. The company has also been recognized eight consecutive years by American Banker as one of the “Best Banks to Work For.” In commercial banking, United earned five 2025 Greenwich Best Brand awards, including national honors for middle market satisfaction. Forbes has consistently named United among the World’s Best and America’s Best Banks. Learn more at ucbi.com.

Non-GAAP Financial Measures

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations, such as “noninterest income – operating”, “noninterest expense - operating”, “operating net income,” “pre-tax, pre-provision income,” “operating net income per diluted common share,” “operating earnings per share,” “tangible book value per common share,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “return on assets - pre-tax, pre-provision - operating,” “return on assets - pre-tax, pre-provision,” “operating efficiency ratio,” and “tangible common equity to tangible assets.” These non-GAAP measures are included because United believes they may provide useful supplemental information for evaluating United’s underlying performance trends. These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables.

Caution About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential,” or the negative of these terms or other comparable terminology, and include statements related to the expected benefits of the acquisition of ANB Holdings, Inc. (“ANB”). Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the ANB acquisition may not be realized or take longer than anticipated to be realized, (2) disruption from the ANB acquisition of customer, supplier, employee or other business partner relationships, (3) the possibility that the costs, fees, expenses and charges related to the ANB acquisition may be greater than anticipated, (4) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the ANB acquisition, (5) the failure of the ANB acquisition to close or any unexpected delay in closing the ANB acquisition, (6) the risks relating to the integration of ANB’s operations into the operations of United, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (7) the risks associated with United’s pursuit of future acquisitions, (8) the risk associated with expansion into new geographic or product markets, (9) the dilution caused by United’s issuance of additional shares of its common stock in the ANB acquisition, and (10) general competitive, economic, political and market conditions. Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in United’s Annual Report on Form 10-K for the year ended December 31, 2024, and other documents subsequently filed by United with the United States Securities and Exchange Commission (“SEC”).

Many of these factors are beyond United’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and United undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for United to predict their occurrence or how they will affect United.

United qualifies all forward-looking statements by these cautionary statements.

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